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                                                                    EXHIBIT 10.7

                           LOAN AND SECURITY AGREEMENT


                  THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of September 18, 1997, between Paradigm Music Entertainment Company, a Delaware corporation ("Borrower"), and TCI Music, Inc., a Delaware corporation ("Lender").

                                     RECITAL

                  Pursuant to the letter agreement dated as of the date of this Agreement between Lender and Borrower (the "Letter Agreement"), Lender has agreed to lend to Borrower, and Borrower desires to borrow from Lender, up to $3,833,169 on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the parties agree as follows:

                                    ARTICLE 1

                                   Definitions

                  The following terms have the meanings indicated for purposes of this Agreement:

                  1.1 "Business Day" means a day when banks in New York, New York and Denver, Colorado are open for business.

                  1.2 "GAAP" means generally accepted accounting principles as in effect in the United States, as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which principles are applicable as of the date of determination.

                  1.3 "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind (including repurchase obligations), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person incurred or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and paid in the ordinary course of business of such Person), (e) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such

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Person, (f) all capitalized lease obligations of such Person, (g) all guaranties of such Person and (h) all obligations of such Person as an account party in respect of letters of credit and bankers acceptances.

                  1.4 "Legal Requirements" means all legal requirements in effect from time to time, including all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates, orders, franchises, determinations, approvals, notices, demand letters, directions and requirements of all governments, departments, commissions, boards, courts, authorities and agencies, ordinary or extraordinary, including any change in any law, regulation or the interpretation thereof by any governmental authority (whether or not having the force of law).

                  1.5 "Lien" means any lien, security interest, pledge, mortgage, deed of trust, encumbrance, right of first refusal or other right to purchase or any right or claim in the nature of any of the foregoing.

                  1.6 "Loan" means the loan by Lender to Borrower described in
Section 2.1.

                  1.7 "Material Adverse Effect" means a material adverse effect on (i) the business, assets, operations, prospects or financial condition of Borrower, (ii) the ability of Borrower to satisfy the Obligations in accordance with their terms or (iii) the enforceability of Borrower's obligations under this Agreement or the Note.

                  1.8 "Maturity Date" means the date on which the outstanding principal and accrued interest on the Note becomes due.

                  1.9 "Obligations" means the Loan and any other loans, advances, debts, interest, liabilities, obligations, fees, expenses, covenants and duties owing to Lender by Borrower, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument.

                  1.10 "Person" means any human being or any corporation, partnership, trust, association, governmental authority or other entity or organization.

                  1.11 "Potential Default" means any event or condition which with notice, passage of time or a determination by Lender, or any combination of the foregoing, would constitute an Event of Default.

                  Any capitalized term that is used but not defined in this Agreement will have the meaning ascribed to it in the Letter Agreement.


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                                    ARTICLE 2

                                  Loan and Note

                  2.1      Loan.

                           (a)      Subject to the terms and conditions of this
Agreement, from time to time during the period beginning on the date of this Agreement and ending on December 31, 1997, Lender will make the Loan to Borrower in the aggregate principal amount of up to $3,833,169 by advancing funds to Borrower from time to time as provided in this Section 2.1 (each an "Advance Date"). Each request by Borrower for an advance will state the principal amount requested to be disbursed and will be accompanied by (i) a certificate of Borrower signed by its Chief Executive Officer certifying that the conditions to the obligation of Lender to make such advance, as set forth in Article 3, will be satisfied as of the Advance Date and (ii) the other items prescribed by
Article 3. Lender will advance to Borrower $2,183,169 of the Loan within two Business Days after the execution of this Agreement if such certificate and other items are delivered to Lender on this date. On the first Business Day of October, November and December 1997 Lender will advance to Borrower, upon the receipt of such certificate and other items, amounts agreed by Lender and Borrower, but not to exceed $550,000 per month, for normal operating expenses payable during those months if Lender receives a request for such advance at least three Business Days before such Advance Date. Notwithstanding any other provision of this Agreement or the Note, no advance under the Loan will be requested by Borrower or made by Lender after the Effective Time.

                           (b)      Borrower's obligation to repay the Loan
will be evidenced by a promissory note (the "Note") in the form attached as Exhibit A, which Borrower will execute and deliver to Lender on the date of this Agreement.

                  2.2 Payments. All payments on the Note will be made and applied as stated therein. Amounts repaid by Borrower may not be reborrowed.

                                    ARTICLE 3

                              Conditions Precedent

                  The obligation of Lender to make the Loan (or any advance thereof) will be subject to the satisfaction, on the date of this Agreement and on each Advance Date, of the following conditions:

                  3.1 Reports, Certificates and Other Information. Lender will have received such instruments or documents as Lender may reasonably request relating to the existence and good standing of Borrower, Borrower's authority for execution, delivery and performance of this Agreement and the creation and perfection of the security interest created hereby.


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                  3.2 No Default. No Event of Default or Potential Default will exist.

                  3.3 Representations and Warranties Correct; Compliance with Covenants. The representations and warranties set forth in Article 4 will be true and correct in all material respects and Borrower will have complied in all material respects with its covenants and agreements in this Agreement.

                  3.4 No Material Adverse Effect. Since July 1, 1997, no event will have occurred that has had, or reasonably could be expected to have, a Material Adverse Effect except as disclosed in Amendment No. 1 to the Registration Statement on Form SB-2/A (File No. 333-23781) filed by Borrower with the Securities and Exchange Commission and any decrease in Borrower's working capital consistent with the decreases experienced in recent periods.

                  3.5 Verification of Use of Proceeds; Security. Borrower will have provided to Lender evidence satisfactory to Lender as to the compliance by Borrower with its covenant in Section 5.6 as to each advance of the Loan and evidence of Borrower's compliance with Section 4.11.

                                    ARTICLE 4

                   Representations and Warranties of Borrower

                  To induce Lender to enter into this Agreement and to make the Loan, Borrower makes the following representations and warranties to Lender:

                  4.1 Due Organization. Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

                  4.2 Chief Executive Office. The chief executive office of Borrower is at 67 Irving Place North, 4th Floor, New York, New York 10003.

                  4.3 Corporate Power. Each of Borrower and SonicNet and Demon (as defined in Section 8.1) has all corporate power necessary to own and operate its properties and to carry on its business as now conducted and to execute and deliver, and to perform its obligations under, this Agreement, the Note and the other instruments and agreements to be executed and delivered by Borrower pursuant to this Agreement.

                  4.4 Authorization. All corporate action on the part of Borrower necessary for the execution, delivery and performance of this Agreement and the Note has been duly taken and is in full force and effect. The officer executing this Agreement and the Note on behalf of Borrower is fully authorized to execute and deliver the same.


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                  4.5 Binding Nature. This Agreement and the Note are legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as affected by bankruptcy, insolvency or similar laws and by general equitable principles.

                  4.6 Litigation and Contingent Liabilities. There is no action, suit, investigation or proceeding pending or, to the best of Borrower's knowledge, threatened in writing against or affecting Borrower, SonicNet or Demon or any of their property, the adverse determination of which reasonably could be expected to have a Material Adverse Effect.

                  4.7 No Event of Default. No Event of Default or Potential Default has occurred and is continuing or would result from the execution, delivery and performance by Borrower of this Agreement or the Note.

                  4.8 Compliance With Laws; Consents. Each of Borrower, SonicNet and Demon is in compliance in all material respects with all Legal Requirements applicable to it or to its assets and business. No approvals by, or filings with, any Person are required to be obtained or made in connection with the execution and delivery of this Agreement or the Note, the consummation of the transactions herein or therein contemplated or the performance of or compliance with the terms and conditions hereof or thereof.

                  4.9 Absence of Conflicts. The execution, delivery and performance of this Agreement and the Note will not (a) violate any Legal Requirement, (b) conflict with or result in a breach of or a default under any agreement or instrument to which Borrower is a party or by which any of its properties is bound or (c) result in the creation or imposition of a Lien upon any property (now owned or hereafter acquired) of Borrower, except for the security interest granted hereby.

                  4.10 Title and Authority. Borrower has all rights in and good title to the Collateral and has full power and authority to grant to Lender a security interest in the Collateral pursuant to this Agreement and to execute, deliver and perform its obligations in accordance with this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained. The Pledged Shares (as defined in Section 8.2) represent all of the issued and outstanding capital stock of Demon and SonicNet and 25% of the issued and outstanding capital stock of Wingnut, are duly issued, fully paid and nonassessable and are not subject to any Lien (except that the shares of Wingnut owned by Borrower currently are held in escrow).

                  4.11 Pledged Stock; Filings. On the date of this Agreement Borrower has delivered to Lender certificates evidencing all of the Pledged Shares (other than the certificates representing the shares of Wingnut, which will be delivered to Lender upon the release thereof from escrow), together with stock assignments or powers in form acceptable to Lender. Executed Uniform Commercial Code financing statements describing the Collateral have been filed of record in every governmental office in which such filing is necessary to establish a legal, valid and perfected security interest in favor of Lender in respect of the Collateral in which a security interest may be perfected


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by filing, and no other filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.

                  4.12 Priority of Security Interest. The Collateral is and will be owned by Borrower free and clear of any Lien other than the security interest granted hereby. The security interest granted to Lender in this Agreement is a legal, valid and perfected first priority security interest subject to no prior Lien of any nature.

                                    ARTICLE 5

                              Affirmative Covenants

                  Borrower will comply with the following provisions and with its covenants set forth in the Letter Agreement so long as any Obligation is outstanding:

                  5.1 Accounting Records. Borrower will maintain books and accounts in accordance with GAAP. Within 45 days after the end of each of the first three quarters of each fiscal year until the Maturity Date, Borrower will deliver to Lender a copy of consolidated financial statements for such quarter (consisting of at least a balance sheet and related statements of operations, cash flows and stockholders equity), and within 90 days after the end of each fiscal year until the Maturity Date Borrower will deliver a copy of audited consolidated financial statements for such fiscal year (consisting of at least a balance sheet and related statements of operations, cash flows and stockholders equity). All such financial statements will be prepared in accordance with GAAP applied on a basis consistent with prior periods (except as otherwise noted therein) and Regulation S-X under the Securities Exchange Act of 1934, as amended.

                  5.2 Corporate Existence. Borrower will preserve and maintain its corporate existence and that of Demon and SonicNet and all its licenses, privileges and franchises and other rights necessary or desirable in the normal course of its businesses, except to the extent that the failure to preserve and maintain its corporate existence and such rights would not be reasonably likely to have a Material Adverse Effect.

                  5.3 Qualifications To Do Business. Each of Borrower, SonicNet and Demon will qualify to do business and will be and remain in good standing in each jurisdiction in which the nature of its business requires it to be so qualified, or in which failure to be so qualified and in good standing would be reasonably likely to have a Material Adverse Effect.

                  5.4 Compliance With Laws. Each of Borrower, SonicNet and Demon will comply with all applicable Legal Requirements, except where the failure to do so would not have a Material Adverse Effect.


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                  5.5 Taxes and Other Liabilities. Borrower will pay and
discharge when due any and all Indebtedness and all taxes and assessments except as may be subject to good faith contest or as to which a bona fide dispute exists.

                  5.6 Use of Proceeds. Borrower will use the proceeds of the Loan only for the purposes described in Schedule A to the Letter Agreement.

                  5.7 Protection of Security. Borrower will, at its own expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of Lender in the Collateral and the priority thereof, against any adverse Lien of any nature whatsoever.

                  5.8 Continuing Obligations of Borrower. Borrower will observe and perform all the material conditions and obligations to be observed and performed by it under each contract, agreement, interest or obligation relating to the Collateral, all in accordance with the terms and conditions thereof.

                  5.9 Indemnification. Borrower will indemnify and hold Lender and Lender's directors, officers, employees, affiliates, attorneys and agents (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) which may be imposed on, incurred by or asserted against such Indemnitees in any manner relating to or arising out of any breach by Borrower of any of its representations, warranties, covenants or agreements in this Agreement or the Note (collectively, the "Indemnified Matters"); provided, however, that Borrower will have no obligation to an Indemnitee under this
Section 5.9 with respect to Indemnified Matters to the extent such Indemnified Matters were caused by or resulted from the gross negligence or willful misconduct of an Indemnitee.

                                    ARTICLE 6

                               Negative Covenants

                  Borrower will comply with the following provisions so long as any Obligation is outstanding:

                  6.1 No Merger, Etc. Borrower will not effect or enter into any agreement to effect any merger, consolidation, reorganization, recapitalization or similar transaction other than as contemplated by the Letter Agreement.

                  6.2 Indebtedness. Borrower will not incur, assume or suffer to exist any Indebtedness, or cause or permit SonicNet or Demon to do so, except
(a) the Loan, (b) Indebtedness


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for borrowed money and capital lease obligations outstanding as of the date of this Agreement and reflected in the most recent balance sheet of Borrower delivered to Lender and (c) Indebtedness for the purchase of goods or services incurred in the ordinary course of business.

                  6.3 Loans and Investments. Borrower will not at any time make or have outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership or other ownership interest in, or make any capital contribution to, any other Person, or purchase or acquire any assets (whether with cash or in exchange for other assets) or make any other investment in any Person or agree, become or remain liable to do any of the foregoing, except trade credit extended to subcontractors or suppliers on usual and customary terms in the ordinary course of business and except as required by the Letter Agreement.

                  6.4 No Transfer of Assets or Other Lien. None of Borrower, SonicNet or Demon will sell or transfer any of the Collateral or, except for the security interest herein granted to Lender, create, incur, assume or suffer to exist any Lien on the Collateral.

                                    ARTICLE 7

                                Events of Default

                  7.1 Events of Default. Each of the following will constitute an Event of Default under this Agreement:

                           (a)      Payments.  Borrower fails to pay when due
any principal, interest or other amount due under this Agreement, the Note or any other Obligation.

                           (b)      Other Covenants.  Borrower fails to perform
any other obligation under this Agreement, or the Note, or any other Obligation and such failure continues uncured for a period of 10 days or more.

                           (c)      Warranties.  Any warranty or representation
made by Borrower is untrue in any material respect.

                           (d)      Bankruptcy.  Borrower (i) files a petition
seeking liquidation or reorganization under Chapter 7 or Chapter 11 of the United States Bankruptcy Code or any similar proceeding under state or federal law, or consents to the institution of an involuntary case thereunder against it; (ii) applies for, or consents or acquiescences to an appointment with respect to Borrower of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers; (iii) makes an assignment for the benefit of creditors; (iv) admits in writing its inability to pay its debts generally as they become due; or, (v) an involuntary case is commenced seeking the liquidation or reorganization of Borrower under Chapter 7 or Chapter 11 of the United States Bankruptcy Code, or any similar proceeding is commenced against Borrower under any other applicable law, and (A)


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the petition is not timely controverted by Borrower, (B) the petition is not dismissed within 45 days after its filing, (C) an interim trustee is appointed to take possession of all or a portion of the property, or to operate all or any part of the business, of Borrower or (D) an order for relief or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer is issued or entered therein.

                           (e)      Cross-Default.  Borrower is in default of
any obligation (other than the Obligations) under any other agreement or instrument for the payment of Indebtedness in excess of $10,000 and such default continues uncured for 10 days or more.

Borrower will give notice to Lender immediately if any Event of Default or Potential Default occurs.

                  7.2 Acceleration; Other Remedies. If any Event of Default occurs, all Obligations will become immediately due and payable without presentment, demand, protest or other notice of any kind. If any Event of Default occurs and is continuing, Lender will have, in addition to the remedies set forth in this Agreement, all other remedies available at law or in equity.

                                    ARTICLE 8

                                Security Interest

                  8.1 Grant of Security Interest. To secure the prompt payment and performance of the Obligations, Borrower hereby grants to Lender a security interest in all of Borrower's assets and properties now owned or hereafter acquired, including but not limited to its furniture, fixtures, equipment, inventory, general intangibles, accounts receivable, contract rights, instruments, capital stock in other corporations, including all issued and outstanding capital stock of SonicNet, Inc., a Delaware corporation ("SonicNet"), Purple Demon, Inc., a New York corporation ("Demon") and Wingnut Records, Inc. ("Wingnut"), and equity interests in partnerships and limited liability companies (collectively, the "Collateral"), and all proceeds from the sale, exchange, lease or other disposition of any of the Collateral.

                  8.2      Collections.

                           (a)      So long as no Event of Default has occurred
and is continuing, Borrower will have the right to exercise all voting and consent rights as the holder of the capital stock of Demon, SonicNet and Wingnut included in the Collateral (collectively, the "Pledged Shares") and to collect all accounts receivable included in the Collateral in the ordinary course of its business; provided that Borrower will, if Lender will so request, (i) arrange for remittances on any such accounts to be made in such manner as Lender may direct, and (ii) promptly deposit all payments received by Borrower on account of such accounts receivable, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by Lender in precisely the form received (but with any endorsements of Borrower


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necessary for deposit or collection), subject to withdrawal by Lender only, as hereinafter provided, and until they are deposited, such payments will be deemed to be held in trust by Borrower for and as Lender's property and will not be commingled with Borrower's other funds.

                           (b)      Upon the occurrence and during the
continuance of an Event of Default, Lender will have the right, as the agent of Borrower, with power of substitution for Borrower and in Borrower's name, Lender's name or otherwise, for the use and benefit of Lender (i) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of Borrower on any invoice or bill of lading relating to any of the Collateral;
(iv) to send verifications of accounts receivable to any customer; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vi) to settle, compromise, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral; (vii) to notify, or to require Borrower to notify, the account debtors obligated on any accounts receivable to make payment thereof directly to Lender; and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though Lender were the absolute owner of the Collateral for all purposes.

                           (c)      Nothing herein contained will be construed
as requiring or obligating Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Lender, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. No action taken by Lender or omitted to be taken with respect to the Collateral or any part thereof will give rise to any defense, counterclaim or offset in favor of Borrower or to any claim or action against Lender. The appointment of Lender as the agent of Borrower for the purposes set forth in this Section 8.2 is coupled with an interest and is irrevocable. The provisions of this Section 8.2 will in no event relieve Borrower of any of its obligations under this Agreement with respect to the Collateral or any part thereof or impose any obligation on Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by Lender of any other or further right which it may have on the date of this Agreement or hereafter.

                  8.3      Remedies upon Default.

                           (a)      Upon the occurrence and during the
continuance of an Event of Default, Borrower will deliver each item of Collateral to Lender on demand, and Lender will have the right to take any or all of the following actions at the same or different times: (i) with or without legal process and with or without previous notice or demand for performance, to take possession of


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the Collateral and without liability for trespass as to the property of Borrower to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral; (ii) to exercise all voting and consent rights with respect to the Pledged Shares, and to act in all other respects as the legal and beneficial holder thereof; and (iii) to exercise any and all other rights afforded to a secured party under the Uniform Commercial Code or other applicable Legal Requirement. Without limiting the generality of the foregoing, Lender will have the right, subject to applicable Legal Requirements, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as Lender deems appropriate. As to any Collateral constituting a security, Lender will be authorized at any such sale (if it reasonably deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof. Upon consummation of any sale Lender will have the right to assign, transfer and deliver to the purchaser thereof the Collateral so sold. Each purchaser at any sale of Collateral will hold the property sold absolutely, free from any claim or right on the part of Borrower, and Borrower hereby waives (to the extent permitted by applicable Legal Requirements) all rights of redemption, stay and appraisal which Borrower now has or may at any time in the future have under any Legal Requirement now existing or hereafter enacted.

                           (b) Lender will give Borrower at least 10 days'
written notice (which Borrower agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code) of Borrower's intention to sell any Collateral. Such notice, in the case of a public sale, will state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, will state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale will be held at such time or times within ordinary business hours and at such place or places as Lender may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Lender may determine. Lender will not be obligated to sell any Collateral if it determines not to do so, regardless of the fact that notice of sale of such Collateral has been given. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Lender until the sale price is paid by the purchaser or purchasers thereof, but Lender will not incur any liability in case any such purchaser or purchasers fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale, Lender may bid for or purchase, free (to the extent permitted by applicable Legal Requirements) from any right of redemption, stay or appraisal on the part of Borrower (all such rights being hereby irrevocably waived and released by Borrower to the extent permitted by applicable Legal Requirements), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Lender from Borrower as


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a credit against the purchase price, and Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Borrower therefor. As an alternative to exercising the power of sale herein conferred upon it, Lender may proceed by a suit or suits at law or in equity to foreclose on and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Upon any sale of the Collateral by Lender (including, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Lender or of the officer making the sale will be a sufficient discharge to the purchaser of the Collateral so sold and such purchaser will not be obligated to see to the application of any part of the purchase money paid over to Lender or such officer or be answerable in any way for the misapplication thereof.

                  8.4 Application of Proceeds. Lender will apply the proceeds of any collection or sale of the Collateral as follows:

                  (a) First, to the payment of all costs and expenses incurred by Lender in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by Lender hereunder on behalf of Borrower and any other reasonable costs or expenses incurred by Lender in connection with the exercise of any right or remedy hereunder;

                  (b)      Second, to the payment of the Obligations; and

                  (c) Third, to Borrower or as a court of competent jurisdiction may otherwise direct.

Lender will have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Lender will have the right to claim and collect from Borrower any deficiency remaining after the sale of any Collateral.

                  8.5      Location of Collateral; Place of Business.

                           (a)      Borrower hereby represents and warrants that
all the tangible Collateral is located at the locations listed on Schedule 8.5. Borrower will not move any of the Collateral, or permit it to be moved, unless all filings under the Uniform Commercial Code or otherwise which are required by this Agreement to be made with respect to the Collateral have been made and Lender has a valid, legal and perfected first priority security interest in the Collateral as relocated. Upon Lender's request Borrower promptly will prepare and deliver to Lender a certificate executed by the president of Borrower showing the identity and location of the Collateral.

                           (b)      Borrower will not change, or permit to be
changed, the location of its chief executive office unless all filings under the Uniform Commercial Code or otherwise which are required by this Credit Agreement to be made have been made and Lender has a valid, legal and perfected first priority security interest based on such relocated office.

                                    ARTICLE 9

                                  Miscellaneous

                  9.1 Successors and Assigns. This Agreement will be binding upon, and the benefits thereof will inure to, the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder.

                  9.2 No Implied Waiver. No delay or omission to exercise any right, power or remedy accruing to Lender upon any breach or default of Borrower under this Agreement will impair any such right, power or remedy of Lender, nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein or any similar breach or default occurring thereafter, nor will any waiver of any single breach or default be deemed a waiver of any other breach or default occurring theretofore or thereafter.

                  9.3 Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement will be effective unless the same is in writing and signed by each party to be bound thereby. Any amendment, modification or waiver hereunder will be effective only in the specific instance and for the specific purpose for which given.

                  9.4 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, is found by a court of competent jurisdiction to be unenforceable for any reason, such provision may be modified or severed from this Agreement to the extent necessary to make such provision enforceable against such Person or in such circumstance. Neither the unenforceability of such provision nor the modification or severance of such provision will affect (i) the enforceability of any other provision of this Agreement or (ii) the enforceability of such provision against any Person or in any circumstance other than those against or in which such provision is found to be unenforceable.

                  9.5 Notices. Any notice which Borrower or Lender may be required or may desire to give to the other under any provision of this Agreement or the Note will be in writing, and will be deemed to have been duly given if (a) personally delivered (including delivery by Federal Express or other nationally recognized overnight courier) or (b) sent by confirmed telecopy as follows:

                           To Borrower:

                                    Paradigm Music Entertainment Company
                                    67 Irving Place North
                                    4th Floor
                                    New York, New York   10003
                                    Attention: President
                                    Telecopy: (212) 387-8171

                           With a copy to:

                                    Reid & Priest LLP
                                    40 West 57th Street
                                    New York, New York   10019
                                    Attention:   Michael Elkin
                                    Telecopy: (212) 603-2001

                           To Lender:

                                    TCI Music
                                    5619 DTC Parkway
                                    Englewood, Colorado 80111
                                    Attention: President
                                    Telecopy:  (303) 721-5443

                           With a copy to:

                                    Sherman & Howard L.L.C.
                                    633 Seventeenth Street
                                    Suite 3000
                                    Denver, Colorado  80202
                                    Attention:  Charles Y. Tanabe, Esq.
                                    Telecopy:  (303) 298-0940

Any party may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this paragraph, but such change will not be effective until notice of such change has been received by the other parties.

                  9.6 Interpretation. This Agreement, together with the Note and the exhibits and schedules to this Agreement, is the final expression of their agreement with respect to the subject matter hereof and is intended as a complete statement of the terms and conditions of such agreement.

                  9.7 Governing Law. The validity, construction and effect of this agreement will be governed by the laws of the State of Colorado, without regard to its laws regarding choice of applicable law.

                  9.8 Counterparts. This Agreement may be executed in counterparts, each of which will be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  9.9 Headings. Captions, headings and the table of contents in this Agreement are for convenience only, and are not to be deemed part of this Agreement.

                  9.10 Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word "include" (and any variation) is used in an illustrative sense rather than a limiting sense. The word "day" means a calendar day. The word "year" means a calendar year.

                  9.11 Additional Waivers.

                       (a) Bankruptcy. If Borrower becomes insolvent or files a petition for reorganization, arrangement, composition, discharge or similar relief under any present or future provision of the Bankruptcy Code, or if such a petition is filed against Borrower, to the extent that in any such proceedings any payment of any of the Obligations previously made by Borrower to Lender must be returned by Lender or some or all of the Obligations are terminated, rejected, reduced or abrogated, Borrower agrees that, to the extent permitted by applicable law, its liability to Lender hereunder will be reinstated effective from the date of this Agreement and will continue in full force and effect as if no such action or proceeding had occurred and as though such payment had not been made to Lender.

                       (b) Statutes of Limitation. Borrower waives the benefit of any statute of limitations affecting its liability hereunder or under the Note or the enforcement thereof, to the extent permitted by law.

                       (c) Demands for Performance. Borrower acknowledges that repeated and successive demands may be made, and payments or performance made hereunder in response to such demands, from time to time and when Borrower defaults in its performance of the Obligations. Notwithstanding any such performance hereunder, this Agreement will remain in full force and effect and will apply to any and all subsequent defaults by Borrower in payment or performance of the Obligations.

                       (d) No Set-off. Borrower waives any defense arising by reason of any disability of Borrower. Borrower waives as against Lender any right of setoff, defense or counterclaim which Borrower may have or claim to have against Lender. Until such time as the Obligations have been satisfied in full, Borrower will not have any right of subrogation, and hereby waives any right to enforce any remedy that Lender now has or may hereafter have against Borrower, and waives any and all statutory or other rights to participate in any security now or hereafter held by Lender.

Borrower acknowledges that Lender would not make the Loan in the absence of the foregoing covenants and waivers by Borrower and the other covenants and waivers of Borrower in this Agreement.

                  9.12 Further Assurances. Borrower, at its expense, will execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as Lender may from time to time reasonably request to assure and preserve the security interests and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interests created hereby and the filing of any financing statements or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral is evidenced by any promissory note or other instrument, such note or instrument will be immediately pledged and delivered to Lender, duly endorsed in a manner satisfactory to Lender. Borrower will notify Lender of any change in its corporate name or in the location of its chief executive office, its chief place of business or the office where it keeps its records relating to the accounts receivable owned by it. Borrower will promptly notify Lender if any material portion of the Collateral is damaged or destroyed. Borrower promptly will take any action appropriate to perfect Lender's first priority security interest in any Collateral acquired by Borrower after the date of this Agreement.

                  9.13 Expenses. Borrower will pay all costs and expenses, including fees and disbursements of Lender's counsel, in connection with an Event of Default or Potential Default, the enforcement of this Agreement or the Note and collection and other proceedings resulting therefrom. Borrower will indemnify Lender against any transfer taxes, filing fees, documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and performance of this Agreement or the Note.

                  9.14 Jurisdiction and Venue. The parties hereby irrevocably agree that any legal action or proceeding with respect to this Agreement or the Note may be brought in any state or federal court located in the State of Colorado or in any other court having jurisdiction over the subject matter of such action or proceeding, and by execution and delivery of this Agreement each party hereby irrevocably consents and submits to each such jurisdiction and hereby irrevocably waives any and all objections which it may have as to venue in any of the above courts. Borrower and Lender hereby waive personal service and any and all other process, and consent that all such services of process be made by registered or certified mail, return receipt requested, directed to the addresses provided for in this Agreement and service so made will be deemed to be completed three Business Days after the same will have been deposited in the United States mail, postage prepaid.

                  9.15 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE NOTE, OR ANY DEALINGS BETWEEN BORROWER AND LENDER RELATING TO THE LOAN. This waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party acknowledges that this waiver is a material inducement to enter into this Agreement, and that each party will continue to rely on this waiver in any future dealings with the other. Each party further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE AND MAY BE MODIFIED ONLY IN WRITING, AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION OF OR TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                       PARADIGM MUSIC ENTERTAINMENT COMPANY



                                       By:    /s/ Thomas McPartland
                                              ---------------------------------
                                       Name:  Thomas McPartland
                                       Title: President


                                       TCI MUSIC, INC.



                                       By:    /s/ David B. Koff
                                              ---------------------------------
                                       Name:  David B. Koff
                                       Title: President

                                  SCHEDULE 8.5

                             LOCATION OF COLLATERAL


                                 67 Irving Place
                                 New York, NY   10003

                                 Sonic Net
                                 632 Broadway
                                 New York, NY   10012

                                 SonicNet - Addicted to Noise
                                 375 Alabama Street
                                 Suite 480
                                 San Francisco, CA  94110

                                 PROMISSORY NOTE


$3,833,169                                                    September 18, 1997
                                                              New York, New York


                  FOR VALUE RECEIVED, Paradigm Music Entertainment Company, a Delaware corporation ("Maker"), promises to pay to the order of TCI Music, Inc., a Delaware corporation ("Holder"), at 5619 DTC Parkway, Englewood, Colorado 80111 or at such other place as from time to time may be designated by Holder to Maker in writing, the principal sum of $3,833,169 (or such lesser amount as is loaned to Maker by Holder under the Loan Agreement, as defined below) plus interest at the rate of 10% per annum, compounded annually. Interest shall be computed and paid based on the actual number of days elapsed in a year consisting of 365 (or 366, if applicable) days.

                  The principal of and accrued interest on this Note shall be due and payable in lawful money of the United States of America on (a) December 31, 1997 if either the Merger Agreement (as defined in the letter agreement dated September 18, 1997 between Maker and Holder) terminates without consummation of the merger described therein or prior to the effective time of such merger any condition to the obligation of Holder to consummate such merger fails (or it is evident that any such condition will not be satisfied) or (b) if the merger is consummated, June 30, 1998.

                  Maker shall have the right to make prepayments, in whole or in part at any time and from time to time, of the unpaid balance and accrued interest hereof, free of premium or penalty. All prepayments shall be applied by Holder first to any costs or expenses, including, without limitation, reasonable attorneys' fees and costs incurred by Holder in enforcing Holder's rights under this Note, then to interest accrued hereon and then to the remaining outstanding principal balance hereof.

                  This Note is secured pursuant to the Loan and Security Agreement of even date herewith between Maker and Holder (the "Loan Agreement").

                  Time is of the essence hereof. Maker will be in default under this Note upon the occurrence and continuance beyond any applicable cure period of an Event of Default, as defined in the Loan Agreement. Upon any Event of Default, all unpaid principal of and accrued interest on this Note shall become at once due and payable automatically and without notice and the unpaid balance of this Note shall from that date forward bear interest at 11% per annum, compounded quarterly, until fully paid.

                  Maker agrees to pay all costs of collection of this Note, including reasonable attorney's fees, whether suit is brought or not, including fees associated with bankruptcy and appellate proceedings.

                  Maker, for itself and its successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment, presentment for the purposes of accelerating maturity, diligence in collection, and the benefit of any exemption under any exemption or insolvency laws. Holder, without notice, may release or surrender, exchange or substitute, any property now held or which may hereafter be held as security for the payment of this Note, may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby, and may renew this Note.

                  The exercise or non-exercise by Holder of any rights or remedies hereunder shall not preclude Holder's exercise of any other rights or remedies provided herein, in the Loan Agreement or by law or equity. The failure of Holder at any time to exercise any rights or remedies hereunder shall not constitute a waiver of the right to exercise the same or other remedies at any other time.

                  This Note may not be changed, altered, modified or terminated orally, but only by agreement or discharge in writing signed by Maker and the holder of this Note at the time of any such change, alteration, modification or discharge.

                  In no event shall the amount paid or agreed to be paid to Holder as interest hereunder exceed the highest lawful rate permissible under applicable law. If, due to any circumstance, the interest payable hereunder is deemed to exceed the highest rate of interest permitted by applicable law, then the interest payable hereunder shall be reduced to the maximum rate so permitted. If Holder shall ever receive interest on this Note which would exceed the highest lawful rate, the interest which would be excessive shall be applied to the reduction of the principal balance remaining unpaid and not to the payment of interest. This provision shall supersede all contrary agreements between Maker and Holder with respect to the calculation and payment of interest on this Note.

                  Any reference in this Note to "Holder" will be deemed to include any successor or assign of Holder.

                  If the last day for the making of any payment or the taking of any other action is not a day on which banks in Denver, Colorado are open for business, the time for making such payment or taking such action will be extended to the next business day.

                  The provisions of this Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of Colorado without regard to any choice of law principles. At the option of Holder, an action may be brought to enforce this
Note in any court located in the State of Colorado, or in any other court in which venue and jurisdiction are proper. Maker irrevocably consents to venue and jurisdiction in the state and federal courts located in the State of Colorado and to service of process by mail in any such action. Maker further consents to the bringing of an action to recognize and enforce any judgment rendered by the above courts in any jurisdiction in which Maker has assets or may be found, and irrevocably waives, to the full extent permitted by law, any defense based on lack of jurisdiction or inconvenience of forum.

                  IN WITNESS WHEREOF, Maker has signed and delivered this Note the day and year first above written.

                                       PARADIGM MUSIC ENTERTAINMENT COMPANY



                                       By:    /s/ Thomas McPartland
                                              ---------------------------------
                                       Name:  Thomas McPartland
                                       Title: President


                                       3